Exhibit 99.1

AMRI to Acquire Cedarburg Pharmaceuticals, Inc.

- Broadens Contract Development and Manufacturing Capabilities
with High Value, Complex API Business -

- Transaction Expected to add between $0.06 and $0.07 to Adjusted Diluted EPS in 2014 -

Albany, NY (March 24, 2014) – AMRI (NASDAQ: AMRI) today announced that it has signed a definitive agreement to acquire all the outstanding shares of Cedarburg Pharmaceuticals, Inc. for $38.2 million in cash. The transaction, including $2.8 million of assumed liabilities, is valued at $41 million. Cedarburg Pharmaceuticals is a contract developer and manufacturer of technically complex active pharmaceutical ingredients (API’s) for both generic and branded customers. The transaction is consistent with AMRI’s strategy to be the preeminent supplier of custom and complex drug development services and product to both the branded and generic pharmaceutical industry.

“We are very excited to be joining efforts with Cedarburg as they bring a unique blend of expertise in complex API, a scalable business infrastructure and extensive customer relationships that will augment our existing capabilities and services,” said William S. Marth, AMRI’s president and chief executive officer. “This transaction represents an important first step in building out our API capabilities, broadens our offerings and customer base and provides us with an ideal platform to pursue additional value creation opportunities.”

Located in Grafton Wisconsin, Cedarburg Pharmaceuticals is a trusted, long-time partner to many of the industry’s leading pharmaceutical companies and is well respected for its expertise in developing technically differentiated APIs, its reliability of supply and track record of quality. Cedarburg’s core capabilities include controlled substances, steroids, prostaglandins, vitamin D analogs, conjugation chemistry and inorganics for the analgesic, ophthalmology and oncology therapeutic areas. Cedarburg has provided API development and manufacturing support for 13 approved products. Cedarburg’s attractive development pipeline includes multiple late stage products and is expected to be an important contributor for future growth.

On a stand-alone basis, Cedarburg’s forecasted full year 2014 revenue is approximately $19 million, with adjusted EBITDA between $5.5 million and $5.7 million, implying a purchase price multiple of approximately 2 times 2014 revenue and approximately 7 times 2014 adjusted EBITDA at the midpoint of the range. Adjusted EBITDA excludes any deal related costs or purchase accounting impacts.

The transaction is expected to close in early April 2014. Based on the anticipated timing of the close, the acquisition is expected to add between $13 and $14 million to AMRI’s revenue in 2014. AMRI anticipates full year run-rate synergies of approximately $1.5 million of EBITDA within 12 months of closing and the acquisition is expected to be accretive to AMRI’s 2014 adjusted diluted EPS in the range of $0.06 to $0.07 per share. Items excluded from non-GAAP financial results are expected to include all transaction-related costs, including amortization of intangible assets. The acquisition and associated fees are expected to be financed through cash currently held by AMRI.

Cedarburg is expected to continue to operate independently within AMRI’s API business unit. Chuck Boland, currently co-founder and executive vice president of business development will lead the Cedarburg team and report into George Svokos, AMRI’s senior vice president sales and general manager - API.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as EBITDA and adjusted diluted EPS, which are adjusted to exclude, among other things, the impact of interest income and expense, depreciation and amortization expense, and income tax expense or benefit. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. Cedarburg Pharmaceutical’s projected 2014 EBITDA and the contribution to AMRI’s adjusted diluted EPS are only provided on a non-GAAP basis. It is not feasible to provide reconciliation to the most comparable projected U.S. GAAP measure because the excluded items are difficult to predict and estimate and are primarily dependent on future events.

Conference Call and Webcast

AMRI will hold a conference call at 10:00 a.m. ET on Monday, March 24, 2014 to discuss the transaction. The conference call can be accessed by dialing 888-455-2260 (domestic calls) or 719-325-2464 (international calls) at 9:50 a.m. ET and entering passcode 6793528. The audio webcast will be available live via the Internet and can be accessed on the company’s website at www.amriglobal.com. Replays of the audio webcast can also be accessed for up to 90 days after the call via the investor area of the company’s website at www.amriglobal.com/investor_relations/.

About AMRI

Albany Molecular Research, Inc. (AMRI) is a global contract research and manufacturing organization offering customers fully integrated drug discovery, development and manufacturing services. For over 22 years, AMRI has demonstrated its adaptability as the pharmaceutical and biotechnology industries have undergone tremendous change in response to multiple challenges. This experience, a track record of success and locations in the United States, Europe and Asia now provides our customers with SMARTSOURCING™, a full range of value-added opportunities providing customers with informed decision-making, enhanced efficiency and more successful outcomes at all stages of the pipeline. AMRI has also successfully partnered R&D programs and is actively seeking to out-license its remaining programs for further development. For more information about AMRI, please visit our website at www.amriglobal.com or follow us on Twitter (@amriglobal).

Forward-looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include, but are not limited to, statements regarding the pending acquisition of Cedarburg Pharmaceuticals, Inc., the projected revenue and non-GAAP EBITDA of Cedarburg, Cedarburg’s projected contribution to AMRI’s adjusted diluted EPS, the potential synergies associated with the transaction, the potential impact on AMRI’s operations and financial results, statements made by the company's Chief Executive Officer, statements regarding the strength of the company’s business and prospects, statements regarding the actions taken to reduce cost and improve operating performance, and statements concerning the company’s momentum and long-term growth, including expected results for 2014 and possible investment opportunities. Readers should not place undue reliance on our forward-looking statements. The company’s actual results may differ materially from such forward-looking statements as a result of numerous factors, some of which the company may not be able to predict and may not be within the company’s control. Factors that could cause such differences include, but are not limited to, the ability of the Company to close the transaction with Cedarburg and effectively integrate Cedarburg’s business; possible negative impacts to the revenue expected to be received by Cedarburg following the closing of the transaction; trends in pharmaceutical and biotechnology companies’ outsourcing of chemical research and development, including softness in these markets; sales of Allegra® and the impact of the “at-risk” launch of generic Allegra®, the OTC conversion of Allegra® and the generic and OTC sales of Allegra in Japan on the company’s receipt of significant royalties under the Allegra® license agreement; the success of the sales of other products for which the company receives royalties; the risk that the company will not be able to replicate either in the short or long term the revenue stream that has been derived from the royalties payable under the Allegra® license agreements; the risk that clients may terminate or reduce demand under any strategic or multi-year deal; the company’s ability to enforce its intellectual property and technology rights; the company’s ability to obtain financing sufficient to meet its business; the company’s ability to successfully comply with heightened FDA scrutiny on aseptic fill/finish operations; the results of further FDA inspections; the company’s ability to effectively maintain compliance with applicable FDA and DEA regulations; the company’s ability to integrate past or future acquisitions and make such acquisitions accretive to the company’s business model; the company’s ability to take advantage of proprietary technology and expand the scientific tools available to it; the ability of the company’s strategic investments and acquisitions to perform as expected, as well as those risks discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission on March 17, 2014, and the company's other SEC filings. Cedarburg revenue and EBITDA, potential increases in AMRI’s adjusted diluted EPS, potential synergies available following closing of the pending transaction and other forward looking information offered by senior management today represent a point-in-time estimate and are based on information as of the date of this press release. Senior management has made numerous assumptions in providing this guidance which, while believed to be reasonable, may not prove to be accurate. Numerous factors, including those noted above, may cause actual results to differ materially from the guidance provided. The company expressly disclaims any current intention or obligation to update the guidance provided or any other forward-looking statement in this press release to reflect future events or changes in facts assumed for purposes of providing this guidance or otherwise affecting the forward-looking statements contained in this press release.

Contacts:
Investors: Michael Nolan, AMRI Chief Financial Officer, 518-512-2261
Media: Gina Rothe, AMRI Communications, 518-512-2512